Exhibit 99.2 Second Quarter 2023 Earnings Results Presentation July 19, 2023

Results Snapshot Net Revenues Net Earnings EPS 2Q23 $10.90 billion 2Q23 $1.22 billion 2Q23 $3.08 2Q23 YTD $23.12 billion 2Q23 YTD $4.45 billion 2Q23 YTD $11.91 1 1 Annualized ROE Annualized ROTE Book Value Per Share 2Q23 4.0% 2Q23 4.4% 2Q23 $309.33 2Q23 YTD 7.8% 2Q23 YTD 8.5% YTD Growth 1.9% 5 Highlights Selected Items $ in millions, 2 #1 in M&A, Equity & equity-related offerings, HY debt offerings except per share amounts 2Q23 Pre-tax earnings: $ 154 Marcus loans portfolio Strong Equities performance, including record financing net revenues 6 AWM historical principal investments (1,151) 3,4 (677) GreenSky Record AUS of $2.71 trillion (1,674) Total impact to pre-tax earnings $ Impact to net earnings $ (1,372) Record Management and other fees of $2.35 billion Impact to EPS $ (3.95) (5.2)pp Impact to annualized ROE Increased quarterly dividend by 10% to $2.75 per common share in 3Q23 1

Financial Overview

Financial Results

$ in millions, except per share amounts	2Q23	vs. 1Q23	vs. 2Q22	2Q23 YTD	vs. 2Q22 YTD
Global Banking & Markets	$ 7,189	(15)%	(14)%	$ 15,633	(15)%
Asset & Wealth Management	3,047	(5)%	(4)%	6,263	8%
Platform Solutions	659	17%	92%	1,223	100%
Net revenues	10,895	(11)%	(8)%	23,119	(7)%
Provision for credit losses	615	N.M.	(8)%	444	(64)%
Operating expenses	8,544	2%	12%	16,946	10%
Pre-tax earnings	$ 1,736	(57)%	(51)%	$ 5,729	(30)%
Net earnings	$ 1,216	(62)%	(58)%	$ 4,450	(35)%
Net earnings to common	$ 1,071	(65)%	(62)%	$ 4,158	(37)%
Diluted EPS	$ 3.08	(65)%	(60)%	$ 11.91	(36)%
ROE[1]	4.0%	(7.6)pp	(6.6)pp	7.8%	(5.0)pp
ROTE[1]	4.4%	(8.2)pp	(7.0)pp	8.5%	(5.1)pp
Efficiency Ratio[3]	78.4%	9.7pp	13.9pp	73.3%	11.3pp

Financial Overview Highlights

- 2Q23 results included EPS of $3.08 and ROE of 4.0%
  - 2Q23 net revenues were lower YoY in Global Banking & Markets and Asset & Wealth Management and higher in Platform Solutions
  - 2Q23 provision for credit losses was $615 million, reflecting net provisions related to the credit card and point-of-sale loan portfolios, driven by net charge-offs and growth, and individual impairments on wholesale loans, partially offset by a reserve reduction related to the repayment of a term deposit with First Republic Bank
  - 2Q23 operating expenses were higher YoY, driven by an impairment of goodwill of $504 million related to Consumer platforms and impairments of ~$485 million related to consolidated real estate investments

Net Revenues by Segment ($ in millions)



$10,895
$12,224
$11,864
$7,189
$8,444
$8,342
$3,047
$3,216
$3,179
$659
$564
$343
2Q23
1Q23
2Q22
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

2

Global Banking & Markets

Financial Results

$ in millions	2Q23		vs. 1Q23	vs. 2Q22	2Q23 YTD		vs. 2Q22 YTD
Investment banking fees	$	1,431	(9)%	(20)%	$	3,010	(24)%
FICC		2,711	(31)%	(26)%		6,642	(21)%
Equities		2,966	(2)%	1%		5,981	(3)%
Other		81	N.M.	N.M.		–	N.M.
Net revenues		7,189	(15)%	(14)%		15,633	(15)%
Provision for credit losses		56	(57)%	(73)%		185	(54)%
Operating expenses		4,282	(7)%	(3)%		8,911	(5)%
Pre-tax earnings	$	2,851	(23)%	(23)%	$	6,537	(24)%
Net earnings	$	2,091	(30)%	(32)%	$	5,077	(30)%
Net earnings to common	$	1,982	(31)%	(33)%	$	4,858	(31)%
Average common equity	$	71,205	2%	–	$	70,362	1%
Return on average common equity		11.1%	(5.5)pp	(5.5)pp		13.8%	(6.4)pp

Global Banking & Markets Highlights

- 2Q23 net revenues were lower YoY
  - Investment banking fees primarily reflected significantly lower net revenues in Advisory, partially offset by significantly higher net revenues in Equity underwriting
  - FICC reflected significantly lower net revenues in intermediation compared with a strong 2Q22 and lower net revenues in financing
  - Equities reflected significantly higher net revenues in financing, largely offset by lower net revenues in intermediation
- Investment banking fees backlog[3] increased vs. 1Q23, primarily reflecting an increase in Advisory, partially offset by a decrease in Equity underwriting
- 2Q23 provision for credit losses included a reserve reduction related to the repayment of a term deposit with First Republic Bank
- 2Q23 select data[4]:
  - Total assets of $1.31 trillion
  - Loan balance of $110 billion
  - Net interest income of $202 million

Global Banking & Markets Net Revenues ($ in millions)



$7,189
$1,431
$2,711
$2,966
$81
$8,444
$1,579
$3,931
$3,015
$(81)
$8,342
$1,799
$3,642
$2,944
$(43)
2Q23
1Q23
2Q22
Investment banking fees
FICC
Equities
Other

3

Global Banking & Markets – Net Revenues

Goldman Sachs

Net Revenues

$ in millions	2Q23	vs. 1Q23	vs. 2Q22	2Q23 YTD	vs. 2Q22 YTD
Advisory	$ 645	(21)%	(46)%	$ 1,463	(37)%
Equity underwriting	338	33%	133%	593	41%
Debt underwriting	448	(11)%	(2)%	954	(20)%
Investment banking fees	1,431	(9)%	(20)%	3,010	(24)%
FICC intermediation	2,089	(36)%	(28)%	5,369	(24)%
FICC financing	622	(4)%	(14)%	1,273	(6)%
FICC	2,711	(31)%	(26)%	6,642	(21)%
Equities intermediation	1,533	(12)%	(13)%	3,274	(17)%
Equities financing	1,433	12%	22%	2,707	21%
Equities	2,966	(2)%	1%	5,981	(3)%
Other	81	N.M.	N.M.	–	N.M.
Net revenues	$ 7,189	(15)%	(14)%	$ 15,633	(15)%

Global Banking & Markets Net Revenues Highlights

- 2Q23 Investment banking fees were significantly lower YoY
  - Advisory reflected a significant decline in industry-wide completed mergers and acquisitions transactions
  - Equity underwriting primarily reflected a significant increase in industry-wide volumes
- 2Q23 FICC net revenues were significantly lower YoY compared with a strong 2Q22
  - FICC intermediation reflected significantly lower net revenues in commodities, interest rate products and currencies, partially offset by significantly higher net revenues in mortgages and higher net revenues in credit products
  - FICC financing primarily reflected lower net revenues in commodities financing
- 2Q23 Equities net revenues were essentially unchanged YoY
  - Equities intermediation primarily reflected lower net revenues in derivatives
  - Equities financing net revenues were a record and primarily reflected significantly higher net revenues in prime financing
- 2Q23 Other net revenues reflected net gains from direct investments compared with net losses in 2Q22

4

Asset & Wealth Management

Goldman Sachs

Financial Results

$ in millions	2Q23	vs. 1Q23	vs. 2Q22	2Q23 YTD	vs. 2Q22 YTD
Management and other fees	$ 2,354	3%	5%	$ 4,636	8%
Incentive fees	25	(53)%	(86)%	78	(70)%
Private banking and lending	874	147%	62%	1,228	19%
Equity investments	(403)	N.M.	N.M.	(284)	N.M.
Debt investments	197	(52)%	(38)%	605	–
Net revenues	3,047	(5)%	(4)%	6,263	8%
Provision for credit losses	15	N.M.	(90)%	(550)	N.M.
Operating expenses	3,275	3%	16%	6,443	23%
Pre-tax earnings / (loss)	$ (243)	N.M.	N.M.	$ 370	87%
Net earnings / (loss)	$ (208)	N.M.	N.M.	$ 288	73%
Net earnings / (loss) to common	$ (239)	N.M.	N.M.	$ 225	108%
Average common equity	$ 31,047	(5)%	–	$ 31,781	3%
Return on average common equity	(3.1)%	(8.8)pp	(4.9)pp	1.4%	0.7pp

Asset & Wealth Management Highlights

- 2Q23 net revenues were slightly lower YoY
  - Record Management and other fees primarily reflected the impact of higher average AUS
  - Incentive fees were significantly lower, driven by significant harvesting in 2Q22
  - Private banking and lending net revenues were a record, primarily reflecting the impact of higher deposit spreads and balances, as well as a gain of ~$100 million related to the sale of substantially all of the remaining Marcus loans portfolio
  - Equity investments reflected net losses from real estate investments compared with net gains in 2Q22, partially offset by significantly lower net losses from investments in public equities
    - Private: 2Q23 ~$(305) million, compared to 2Q22 ~$540 million
    - Public: 2Q23 ~$(100) million, compared to 2Q22 ~$(640) million
  - Debt investments reflected net mark-downs in real estate investments
- 2Q23 operating expenses included impairments of ~$485 million related to consolidated real estate investments
- The impact to 2Q23 YTD pre-tax margin of 6% from the results of Marcus loans and historical principal investments[6] was a reduction of 15pp
- 2Q23 select data[4]:
  - Total assets of $196 billion
  - Loan balance of $49 billion, of which $33 billion related to Private banking and lending
  - Net interest income of $821 million

Asset & Wealth Management Net Revenues ($ in millions)



$3,047
$2,354
$25
$874
$197
$(403)
2Q23
$3,216
$2,282
$53
$354
$119
$408
1Q23
$3,179
$2,243
$185
$538
$317
$(104)
2Q22
Management and other fees
Incentive fees
Private banking and lending
Equity investments
Debt investments

5

Assets Under Supervision 3,4 3,4 AUS Rollforward AUS Highlights n During the quarter, AUS increased $42 billion to a record $2.71 trillion $ in billions 2Q23 1Q23 2Q22 — Net market appreciation of $30 billion, driven by net appreciation in equity assets Beginning balance $ 2,672 $ 2,547 $ 2,394 — Long-term net inflows of $8 billion, driven by net inflows in fixed income assets 8 8 2 Long-term AUS net inflows / (outflows) — Liquidity products net inflows of $4 billion Liquidity products 4 49 (7) Total AUS net inflows / (outflows) 12 57 (5) Acquisitions / (dispositions) – – 305 3,4 2Q23 AUS Mix Net market appreciation / (depreciation) 30 68 (199) $ 2,714 $ 2,672 $ 2,495 10% Ending balance 29% 39% 36% 23% Asset Client 3,4 Class Channel AUS by Asset Class $ in billions 2Q23 1Q23 2Q22 35% 28% $ 267 $ 268 $ 254 Alternative investments Equity 627 597 552 7% 12% Fixed income 1,056 1,047 1,007 Long-term AUS 1,950 1,912 1,813 22% Liquidity products 764 760 682 Region 54% Vehicle 34% $ 2,714 $ 2,672 $ 2,495 Total AUS 71% 6

Asset & Wealth Management – Alternative Investments

Alternative Investments AUS and Effective Fees[4]

$ in billions	2Q23 Average AUS	2Q23 Effective Fees (bps)
Corporate equity	$ 98	78
Credit	45	77
Real estate	20	69
Hedge funds and other	65	63
Funds and discretionary accounts	228	73
Advisory accounts	39	16
Total alternative investments AUS	$ 267	65

On-Balance Sheet Alternative Investments[4]

$ in billions	2Q23	1Q23
Equity securities	$ 13.5	$ 14.5
Loans	16.1	17.3
Debt securities	12.1	12.3
CIE investments and other[7]	11.5	12.4
Total On-B/S alternative investments	$ 53.2	$ 56.5
Client co-invest	$ 22.8	$ 22.8
Firmwide initiatives / CRA investments	6.6	6.3
Historical principal investments[6]	23.8	27.4
Total On-B/S alternative investments	$ 53.2	$ 56.5

Alternative Investments Highlights[4]

- 2Q23 Management and other fees from alternative investments were $521 million, up 12% compared with 2Q22
- During the quarter, alternative investments AUS decreased $1 billion to $267 billion
- 2Q23 gross third-party alternatives fundraising across strategies was $11 billion, including:
  - $5 billion in corporate equity, $2 billion in credit, $2 billion in real estate and $2 billion in hedge funds and other
  - $204 billion raised since the end of 2019
- During the quarter, on-balance sheet alternative investments declined by $3.3 billion to $53.2 billion
  - Historical principal investments[6] declined by $3.6 billion to $23.8 billion and included $4.5 billion of equity securities, $5.8 billion of loans, $4.6 billion of debt securities and $8.9 billion of CIE investments and other

Historical Principal Investments Rollforward[4,6] ($ in billions)



$29.7
$(1.5)
$1.2
$(5.6)
$23.8
YE22
Net mark-ups / (mark-downs)
Additions
Dispositions / Paydowns8
2Q23

7

Platform Solutions

Financial Results

$ in millions	2Q23	vs. 1Q23	vs. 2Q22	2Q23 YTD	vs. 2Q22 YTD
Consumer platforms	$ 577	18%	129%	$ 1,067	136%
Transaction banking and other	82	11%	(10)%	156	(1)%
Net revenues	659	17%	92%	1,223	100%
Provision for credit losses	544	105%	75%	809	70%
Operating expenses	987	63%	147%	1,592	117%
Pre-tax earnings / (loss)	$ (872)	N.M.	N.M.	$ (1,178)	N.M.
Net earnings / (loss)	$ (667)	N.M.	N.M.	$ (915)	N.M.
Net earnings / (loss) to common	$ (672)	N.M.	N.M.	$ (925)	N.M.
Average common equity	$ 4,022	2%	10%	$ 3,965	25%
Return on average common equity	(66.8)%	(41.1)pp	(33.2)pp	(46.7)%	(14.8)pp

Platform Solutions Highlights

- 2Q23 net revenues were higher YoY
  - Consumer platforms primarily reflected significantly higher average credit card balances and higher average point-of-sale loan balances
  - Transaction banking and other reflected lower deposit spreads, partially offset by higher average deposit balances
- 2Q23 provision for credit losses reflected provisions related to the credit card portfolio, primarily driven by net charge-offs, and the point-of-sale loan portfolio, primarily driven by growth
- 2Q23 operating expenses included an impairment of goodwill of $504 million related to Consumer platforms
- 2Q23 select data[4]:
  - Total assets of $64 billion
  - Loan balance of $19 billion
  - Net interest income of $661 million
  - Active Consumer platforms customers of 14.3 million

Platform Solutions Net Revenues ($ in millions)



$659
$577
$82
2Q23
$564
$490
$74
1Q23
$343
$252
$91
2Q22
Consumer platforms
Transaction banking and other

8

Loans and Net Interest Income

Loans by Segment[4] ($ in billions)


$178
$178
$176
$110
$109
$106
$49
$53
$59
$19
$16
$11
2Q23
1Q23
2Q22
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

Loans by Type[4]

$ in billions	2Q23		1Q23		2Q22	
Corporate	$	38	$	40	$	41
Commercial real estate		28		29		32
Residential real estate		24		22		26
Securities-based lending		15		16		17
Other collateralized lending		54		53		45
Installment		5		6		5
Credit cards		17		15		12
Other		2		2		3
Allowance for loan losses		(5)		(5)		(5)
Total loans	$	178	$	178	$	176

2Q23 Metrics

3.0%
ALLL to Total Gross Loans, at Amortized Cost

1.7%
ALLL to Gross Wholesale Loans, at Amortized Cost

12.6%
ALLL to Gross Consumer Loans, at Amortized Cost

~80%
Gross Loans Secured

Net Interest Income by Segment ($ in millions)


$1,684
$1,781
$1,734
$202
$347
$483
$821
$886
$855
$661
$548
$396
2Q23
1Q23
2Q22
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

Loans and Net Interest Income Highlights[4]

- 2Q23 total loans were unchanged QoQ
  - Gross loans by type: $172 billion - amortized cost, $7 billion - fair value, $4 billion - held for sale
  - Average loans of $178 billion
  - Total allowance for loan losses and losses on lending commitments was $6.01 billion ($5.23 billion for funded loans)
    - $3.23 billion for wholesale loans, $2.78 billion for consumer loans
  - Net charge-offs of $444 million for an annualized net charge-off rate of 1.0%
    - 0.4% for wholesale loans, 5.8% for consumer loans
- 2Q23 net interest income was slightly lower YoY
  - 2Q23 average interest-earning assets[3] of $1.44 trillion

9

Commercial Real Estate (CRE)

2Q23 Firmwide Loans, Net of ALLL[4]

$ in billions


$27
CRE loans
Other loans

	2Q23
Warehouse / other indirect	$11
Industrials	$4
Multifamily	$3
Hospitality	$2
Office	$2
Mixed use	$2
Other	$3

15.4% CRE Loans to Total Loans, Net of ALLL

1.5% Past Due (30+ days) Ratio on CRE Loans, at Amortized Cost

0.3% 2Q23 Annualized Net Charge-Off Ratio on CRE Loans, at Amortized Cost

- 42% of the CRE loan portfolio was investment-grade, based on internally determined public rating agency equivalents
- Office-related loans were primarily secured by Class A office properties
- Additionally, the firm has $3.9 billion of CRE-related unfunded lending commitments, including $0.9 billion of office-related commitments

2Q23 AWM On-Balance Sheet Alternative Investments[4]

$ in billions	CRE-related		Office-related	
Equity securities	$	4.2	$	0.4
Loans (included in firmwide loans)	$	3.3	$	0.4
Debt securities	$	0.7	$	0.1
CIE investments and other[7]	$	9.7 / 4.1 gross / net of financings	$	0.8 net of financings

- Office-related exposures were primarily secured by Class A office properties
- ~50% of the CRE-related on-balance sheet alternative investments consisted of historical principal investments, which the firm intends to exit over the medium term[6]

10

Expenses Financial Results Expense Highlights n 2Q23 total operating expenses increased YoY vs. vs. vs. 2Q23 2Q22 — Non-compensation expenses were significantly higher, reflecting: 2Q23 1Q23 2Q22 YTD YTD $ in millions o An impairment of goodwill of $504 million related to Consumer platforms (in depreciation and amortization) Compensation and benefits $ 3,619 (12)% (2)% $ 7,709 (1)% o Impairments of ~$485 million related to consolidated real estate investments (in depreciation and amortization) Transaction based 1,385 (1)% 5% 2,790 9% — Partially offset by slightly lower compensation and benefits expenses n 2Q23 YTD effective income tax rate was 22.3%, up from 19.0% for 1Q23, primarily due to the Market development 146 (15)% (38)% 318 (20)% impact of an increase in taxes on non-U.S. earnings Communications and technology 482 3% 9% 948 9% 1,594 64% 180% 2,564 141% Depreciation and amortization 3 Efficiency Ratio Occupancy 253 (5)% (2)% 518 2% 73.3% Professional fees 392 2% (20)% 775 (16)% 62.0% Other expenses 673 3% 5% 1,324 5% Total operating expenses $ 8,544 2% 12% $ 16,946 10% 520 (31)% (16)% $ 1,279 (4)% Provision for taxes $ Effective Tax Rate 22.3% 6.0pp 2Q23 YTD 2Q22 YTD 11

Capital and Balance Sheet

Goldman Sachs

Capital[3,4]

	2Q23	1Q23	4Q22
Standardized CET1 capital ratio	**14.9%**	14.8%	15.0%
Advanced CET1 capital ratio	**14.4%**	14.5%	14.4%
Supplementary leverage ratio (SLR)	**5.6%**	5.8%	5.8%

Capital and Balance Sheet Highlights[3,4]

- Standardized CET1 capital ratio increased slightly QoQ, primarily reflecting an increase in CET1 capital
- Advanced CET1 capital ratio decreased slightly QoQ, primarily reflecting an increase in market RWAs driven by increased exposures
- SLR decreased QoQ, primarily reflecting an increase in average total assets
- As of October 1, 2023, the firm's SCB will be reduced by 80bps from 6.3% to 5.5%
- Returned $1.61 billion of capital to common shareholders during the quarter
  - — 2.2 million common shares repurchased for a total cost of $750 million[3]
  - — $864 million of common stock dividends
- Increased the quarterly dividend from $2.50 to $2.75 per common share in 3Q23
- 2Q23 deposits of $399 billion consisted of consumer $148 billion, private bank $91 billion, transaction banking $71 billion, brokered CDs $39 billion, deposit sweep programs $34 billion and other $16 billion
- BVPS was essentially unchanged QoQ

Selected Balance Sheet Data[4]

$ in billions	2Q23	1Q23	4Q22
Total assets	**$ 1,571**	$ 1,538	$ 1,442
Deposits	**$ 399**	$ 376	$ 387
Unsecured long-term borrowings	**$ 231**	$ 241	$ 247
Shareholders' equity	**$ 116**	$ 117	$ 117
Average GCLA[3]	**$ 410**	$ 399	$ 409

Book Value

In millions, except per share amounts	2Q23	1Q23	4Q22
Basic shares[3]	**342.0**	344.0	350.8
Book value per common share	**$ 309.33**	$ 310.48	$ 303.55
Tangible book value per common share[1]	**$ 286.34**	$ 286.05	$ 279.66

12

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2022. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) estimated GDP growth or contraction, interest rate and inflation trends and volatility, (ii) the timing, profitability, benefits and other prospective aspects of business initiatives, business realignment and the achievability of medium- and long-term targets and goals, (iii) the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer and G-SIB buffer), (iv) the firm’s prospective capital distributions (including dividends and repurchases), (v) the firm’s future effective income tax rate, (vi) the firm’s Investment banking fees backlog and future results, (vii) the firm’s planned 2023 benchmark debt issuances, (viii) the impact of Russia’s invasion of Ukraine and related sanctions and other developments on the firm’s business, results and financial position, and (ix) the firm’s ability to sell, and the terms of any proposed sale of, the remaining Marcus loans portfolio, Asset & Wealth Management historical principal investments and GreenSky are forward-looking statements. Statements regarding estimated GDP growth or contraction, interest rate and inflation trends and volatility are subject to the risk that actual GDP growth or contraction, interest rate and inflation trends and volatility may differ, possibly materially, due to, among other things, changes in general economic conditions and monetary and fiscal policy. Statements about the timing, profitability, benefits and other prospective aspects of business initiatives, business realignment and the achievability of medium- and long-term targets and goals are based on the firm’s current expectations regarding the firm’s ability to effectively implement these initiatives and realignment and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer and G-SIB buffer), as well as its prospective capital distributions (including dividends and repurchases), are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the tax rates applicable to the firm, the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from the U.S. IRS or other tax authorities. Statements about the firm’s Investment banking fees backlog and future results are subject to the risk that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak or worsening of hostilities, including the escalation or continuation of the war between Russia and Ukraine, continuing volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the firm’s planned 2023 benchmark debt issuances are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. Statements about the impact of Russia’s invasion of Ukraine and related sanctions and other developments on the firm’s business, results and financial position are subject to the risks that hostilities may escalate and expand, that sanctions may increase and that the actual impact may differ, possibly materially, from what is currently expected. Statements about the proposed sales of the remaining Marcus loans portfolio, Asset & Wealth Management historical principal investments and GreenSky are subject to the risks that buyers may not bid on these assets or bid at levels, or with terms, that are unacceptable to the firm, and that the performance of these activities may deteriorate as a result of the announced sales. 13

Footnotes

Goldman Sachs

1. Annualized return on average common shareholders' equity (ROE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders' equity. Annualized return on average tangible common shareholders' equity (ROTE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders' equity. Tangible common shareholders' equity is calculated as total shareholders' equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders' equity by basic shares. Management believes that tangible common shareholders' equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders' equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

The table below presents a reconciliation of average and ending common shareholders' equity to average and ending tangible common shareholders' equity:

	AVERAGE FOR THE		AS OF		
Unaudited, $ in millions	THREE MONTHS ENDED JUNE 30, 2023	SIX MONTHS ENDED JUNE 30, 2023	JUNE 30, 2023	MARCH 31, 2023	DECEMBER 31, 2022
Total shareholders' equity	$ 116,977	$ 116,811	$ 116,493	$ 117,509	$ 117,189
Preferred stock	(10,703)	(10,703)	(10,703)	(10,703)	(10,703)
Common shareholders' equity	106,274	106,108	105,790	106,806	106,486
Goodwill	(6,315)	(6,341)	(5,942)	(6,439)	(6,374)
Identifiable intangible assets	(1,942)	(1,963)	(1,921)	(1,965)	(2,009)
Tangible common shareholders' equity	$ 98,017	$ 97,804	$ 97,927	$ 98,402	$ 98,103

2. Dealogic – January 1, 2023 through June 30, 2023.

3. For information about the following items, see the referenced sections in Part I, Item 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the firm's Quarterly Report on Form 10-Q for the period ended March 31, 2023: (i) Investment banking fees backlog – see "Results of Operations – Global Banking & Markets" (ii) assets under supervision – see "Results of Operations – Asset & Wealth Management – Assets Under Supervision" (iii) efficiency ratio – see "Results of Operations – Operating Expenses" (iv) basic shares – see "Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics" (v) share repurchase program – see "Capital Management and Regulatory Capital – Capital Management" and (vi) global core liquid assets – see "Risk Management – Liquidity Risk Management."

   For information about the following items, see the referenced sections in Part I, Item 1 "Financial Statements (Unaudited)" in the firm's Quarterly Report on Form 10-Q for the period ended March 31, 2023: (i) interest-earning assets – see "Statistical Disclosures – Distribution of Assets, Liabilities and Shareholders' Equity" and (ii) risk-based capital ratios and the supplementary leverage ratio – see Note 20 "Regulation and Capital Adequacy."

4. Represents a preliminary estimate for the second quarter of 2023 and may be revised in the firm's Quarterly Report on Form 10-Q for the period ended June 30, 2023.

5. Includes selected items that the firm has sold, or is selling, or for which the firm has announced the exploration of a sale, related to the firm's narrowing of its ambitions in consumer–related activities and the transition of Asset & Wealth Management to a less capital-intensive business. Pre-tax earnings for each selected item includes the operating results of the item and, additionally, for the Marcus loans portfolio, a gain of approximately $100 million related to the sale of substantially all of the remaining portfolio, and for GreenSky, an impairment of goodwill of $504 million related to Consumer platforms. Net earnings reflects the 2Q23 effective income tax rate for the respective segment of each selected item.

6. Includes consolidated investment entities (CIEs) and other legacy investments the firm intends to exit over the medium term (medium term refers to a 3-5 year time horizon from year-end 2022).

7. Includes CIEs and other investments. CIEs are generally accounted for at historical cost less depreciation. Substantially all of the firm's CIEs are engaged in commercial real estate investment activities. Assets held by CIEs of $10 billion as of June 30, 2023 and $11 billion as of March 31, 2023 were funded with liabilities of approximately $6 billion as of both June 30, 2023 and March 31, 2023. Substantially all such liabilities are nonrecourse, thereby reducing the firm's equity at risk.

8. Includes approximately $1 billion of investments that were transferred out of historical principal investments, primarily to Global Banking & Markets.

14